UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 3, 2006

                        Franklin Street Properties Corp.
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               (Exact Name of Registrant as Specified in Charter)

         Maryland                   001-32470                 04-3578653
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  (State or Other Juris-           (Commission               (IRS Employer
 diction of Incorporation)         File Number)           Identification No.)

    401 Edgewater Place, Suite 200,
        Wakefield, Massachusetts                       01880-6210
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(Address of Principal Executive Offices)               (Zip Code)

       Registrant's telephone number, including area code: (781) 557-1300


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         (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Retention Agreements and Change in Control Plan

Franklin Street Properties Corp. (the "Registrant") is committed to the long-term growth of its business and increasing the value of its stock for shareholders. Since our June 2, 2005 listing on the American Stock Exchange, merger and consolidation activity within the real estate/real estate investment trust industry has been significant. The Board of Directors of the Registrant has become concerned about the Registrant's competitive ability to attract and retain quality employees which, in turn, could interfere with the Registrant's achievement of its core objectives.

Accordingly, on February 3, 2006, upon the recommendation of the Compensation Committee of the Board of Directors (the "Committee"), the Board of Directors of the Registrant approved a form of Retention Agreement to be entered into from time to time by the Registrant, FSP Investments LLC, a wholly-owned subsidiary of the Registrant ("FSP Investments"), and the employees of FSP Investments (the "Retention Agreement"). Under the terms of the Retention Agreement, provided that an employee is employed by FSP Investments on the closing date of a transaction constituting a Change in Control of the Registrant (as defined in the Retention Agreement), the employee will receive a lump-sum payment equal to
(A) the sum of (1) his or her annualized base salary at the time of such closing and (2) such employee's bonus opportunity, (B) divided by twelve (12) and (C) multiplied by a number of months that varies depending on the employee's level within FSP Investments. The bonus opportunity is expressed as a percentage of annual base salary and ranges from 100% for executive officers (including the Chief Financial Officer, Chief Operating Officer and President of FSP Property Management) to 25% for non-officer professionals, managers and staff. The relevant number of months ranges from 36 months for executive officers to 3 months for non-officer staff. In the case of employees or executive officers who are Investment Executives (as defined in the Retention Agreement), the party will instead receive a lump-sum payment equal to his or her annualized draw at the time of the closing of the Change in Control.

The Board of Directors of the Registrant believes that the Retention Agreement is comparable to other employee retention plans offered by competitors within the larger real estate/real estate investment trust industry.

On February 3, 2006, as recommended by the Committee, the Board of Directors also approved the Change in Control Discretionary Plan of FSP Investments (the "Plan"). Under the Plan, immediately prior to a Change in Control of the Registrant (as defined in the Plan), the Board of Directors of the Registrant may establish a discretionary pool of funds to be allocated to the employees of FSP Investments designated as participants of the Plan, equal to 1% of the market capitalization of the Registrant immediately prior to a Change in Control, reduced by the payments under the Retention Agreements described above.

The foregoing descriptions of the form of Retention Agreement and the Plan do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Retention Agreement and the Plan, which are filed with this report as Exhibit 99.1 and Exhibit 99.2, respectively, and incorporated herein by reference.

Executive Compensation

Also on February 3, 2006, as recommended by the Committee, the Board of Directors approved (i) the salary levels of certain of the Registrant's named executive officers in the amounts set forth below opposite the name of the executive officer under the heading "2006 Salary" and (ii) cash bonus payments to certain of the Registrant's named executive officers in the amounts set forth below opposite the name of the executive officer under the heading "2005 Bonus." The Registrant's other named executive officers, R. Scott MacPhee and William W. Gribbell, are Investment Executives whose compensation consists primarily of commissions earned on the sale of interests in the Sponsored REITs that are syndicated by the Registrant.

                                   2006 Salary                2005 Bonus
                                   -----------                ----------

George J. Carter,                    $225,000                  $300,000
President and Chief
Executive Officer

Barbara Fournier, Vice               $200,000                  $275,000
President, Chief Operating
Officer, Treasurer and
Secretary

John Demeritt, Chief                 $180,000                  $235,000
Financial Officer

The bonuses set forth above were determined based on the Registrant's performance and the officer's performance during the year.

Item 9.01. Financial Statements and Exhibits

      (d)   Exhibits

            See Exhibit Index attached hereto.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  FRANKLIN STREET PROPERTIES CORP.


Date: February 8, 2006            By: /s/ George J. Carter
                                      -------------------------------------
                                      President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

99.1                            Form of Retention Agreement.

99.2                            Change in Control Discretionary Plan.